Exhibit 10.5

AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of November 30, 2009, by and between CPX Uranium, Inc. (“CPX”), with an address of 3266 West Galveston Road, #107 Apache Junction Arizona, 85220, NPX Metals, Inc., with an address of 3266 West Galveston Road, #107 Apache Junction Arizona, 85220 (“NPX” and collectively with “CPX”, “Assignor”), and Green Energy Fields, Inc a Nevada corporation (“Assignee”).

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets set forth on Schedule A attached hereto (collectively, the “Assets”), and in connection therewith, Assignee has agreed to assume certain of the liabilities of Assignor relating to the Assets, on the terms and conditions set forth herein; and

WHEREAS, NPX owns 100% of the issued and outstanding securities of CPX and desires to transfer, convey and assign the CPX stock to Assignee, free and clear of all liens, claims, encumbrances and liabilities (except as provided in Section 2 hereof).

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.       Assignment and Sale.

1.1.           Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assets.

1.2           Purchase of Stock.  NPX hereby transfers, conveys and assigns 100% of the issued and outstanding shares of common stock of CPX (the “Shares”) to Assignee.  NPX represents and warrants that Schedule A sets forth the true and correct capitalization of CPX, and that there are no outstanding options, rights or interests in or to purchase any securities of CPX other than as set forth on Schedule A.

1.3           Closing.  The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held at such date, time and place at the law office of Sichenzia Ross Friedman & Ference, LLP as shall be determined by the Assignee on notice to the Assignor.

At the Closing:
a)	NPX shall deliver to the Assignee a certificate (or certificates) for the Shares, along with a fully executed stock power duly endorsed in form for transfer to the Assignee;
b)
The Assignee shall pay to the Assignor at the Closing: (A) 2,000,000 shares of the Common Stock, par value $0.0001 per share, of Assignee; plus (B) the amount set forth for operating expenses incurred by Assignor for the operation of the Assets through and following the Closing Date, as set forth on  Schedule A hereto (the “Purchase Price”).

1.4           Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.     Assumption.

2.1           Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, those liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets assigned, as set forth on Schedule B attached hereto (the “Liabilities”).

Section 3.      Representations and Warranties of the Assignor.

Assignor hereby make the following representations and warranties to the Assignee which shall survive the Closing and sale of the Shares:
a)	NPX owns the Shares free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.
b)	The Assets are owned by Assignors free and clear of any and all liens, claims, encumbrances, preemptive rights, right or first refusal and adverse interests of any kind.
c)	Assignor has/have the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Assignor’s obligations hereunder.
d)
No consent, approval or agreement of any individual or entity is required to be obtained by the Assignor in connection with the execution and performance by the Assignor of this Agreement or the execution and performance by the Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement.

e)
There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Assignor’s knowledge, threatened against the Assignor or any of Assignor’s’ properties\.

f)	There is no judgment, decree or order against the Assignor that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.
g)
There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Assignor’s knowledge, threatened against the Assignor or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

h)	No bankruptcy, receivership or debtor relief proceedings are pending or, to the Assignor’s knowledge, threatened against the Assignor.

i)
The Assignor has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.  References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

j)	The Assignor is aware of the Assignee’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares and assign the Assets.
k)
Other than the Liabilities, there are no liabilities, commitments, contracts, agreements, obligations or other claims against CPX or the Assets, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets

l)
All representations, covenants and warranties of the Assignor contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

m)	NPX agrees to indemnify and hold harmless Assignee for and against any breach of the representations or warranties contained in this Agreement.

Section 4.         Miscellaneous.

n)
Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

o)
Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

p)
Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Agreement  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

q)
Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

r)
Waiver of Jury Trial.  Each of the parties hereto hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which may arise out of or in any way be connected with this Agreement or any of the other documents or agreements executed in connection herewith.

s)
Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

t)
Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

u)
Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

v)
Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

w)
No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

x)	Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.
y)
Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to the Assignee has represented other shareholders of the

Assignee and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AGREEMENT OF CONVEYANCE]

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

ASSIGNOR:
NPX METALS, INC.

By: Daniel Bleak
Name:  Daniel Bleak
Title: President

CPX URANIUM, INC.

By: Jonathan Lindsay
       Name: Jonathan Lindsay
       Title: Secretary

ASSIGNEE:
GREEN ENERGY FIELDS, INC.

By: Joshua Bleak
       Name: Joshua Bleak
       Title: President